UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022

NATURALSHRIMP INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, Suite 450

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(888) 791-9474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2022, NaturalShrimp Incorporated (the “Company”) entered into a purchase agreement (the “GH Purchase Agreement”) with GHS Investments LLC (“GHS”), an accredited investor, in a directly negotiated transaction. Pursuant to the GHS Purchase Agreement, the Company may require GHS to purchase a maximum of up to Sixty Four Million (64,000,000) shares of the Company’s common stock (“GHS Purchase Shares”) based on a total aggregate purchase price of up to Five Million Dollars ($5,000,000) over a one-year term that ends on November 4, 2023. If the full Five Million Dollars ($5,000,000) of GHS Purchase Shares is purchased, the Company estimates that the net proceeds from the sale of the shares of GHS Purchase Shares, after deducting estimated offering expenses payable by the Company (including to financial advisors) will be approximately $4,400,000. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The GHS Purchase Agreement provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, the Company has the right from time to time during the term of the agreement, in its sole discretion, to deliver to GHS a purchase notice (a “Purchase Notice”) directing GHS to purchase (each, a “GHS Purchase”) a specified number of GHS Purchase Shares. A GHS Purchase will be made in a minimum amount of Ten Thousand Dollars ($10,000) and up to a maximum of One Million Five Hundred Thousand Dollars ($1,500,000) and provided that, the purchase amount for any purchase will not exceed two hundred percent (200%) of the average of the daily trading dollar volume of the Company’s common stock (the “Common Stock”) during the ten (10) business days preceding the purchase date. Notwithstanding the foregoing dollar limitations, the Company and GHS may, from time to time, mutually agree (in writing) to waive the aforementioned limitations for a relevant Purchase Notice, which waiver, for the avoidance of doubt, shall not exceed the 4.99% beneficial ownership limitation contained in the GHS Purchase Agreement. The “Purchase Price” means, with respect to a purchase made pursuant to the GHS Purchase Agreement, 90% of the lowest VWAP (as defined in the GHS Purchase Agreement) during the Valuation Period (the ten (10) consecutive business days immediately preceding, but not including, the applicable purchase date). The Company shall deliver a number of GHS Purchase Shares equal to 112.5% of the aggregate purchase amount for such GHS Purchase divided by the Purchase Price per share for such GHS Purchase, against payment by GHS to the Company of the purchase amount with respect to such Purchase (less documented deposit and clearing fees, if any), as full payment for such GHS Purchase Shares via wire transfer of immediately available funds.

The GHS Purchase Agreement prohibits the Company from directing GHS to purchase any GHS Purchase Shares if those shares, when aggregated with all other shares of Common Stock then beneficially owned by GHS and its affiliates, would result in GHS and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of the Common Stock.

The Company will control the timing and amount of any sales of GHS Purchase Shares to GHS.

Events of default under the GHS Purchase Agreement include the following:

●	the effectiveness of the registration statement registering the sale of the GHS Purchase Shares lapses for any reason or such registration statement (or the prospectus forming a part thereof) is unavailable to GHS for resale of any or all of the GHS Purchase Shares to be issued to GHS under the GHS Purchase Agreement;

●	the Common Stock is suspended from trading on the principal market for a period of two consecutive trading days, during which time the Company may not direct GHS to purchase any shares during that time;

●	the Common Stock is delisted such that the Common Stock is not trading on any principal market;

●	the failure for any reason by the transfer agent to issue GHS Purchase Shares to GHS within three (3) business days after the date on which GHS was entitled to receive the shares;

●	the Company breaches any representation, warranty, covenant or other term or condition under the GHS Purchase Agreement, its Schedules, or any related document if the breach could have a material adverse effect and except, in the case of a breach of a covenant that is reasonably curable, only if the breach continues for a period of at least five (5) business days;

●	a proceeding against the Company is commenced by any person or entity pursuant to or within the meaning of any bankruptcy law;

●	the Company, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as they become due;

●	a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian of the company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or

●	if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Eligible.

So long as an Event of Default has occurred and is continuing, the Company shall not deliver to GHS any Purchase Notice.

The GHS Purchase Shares will be issued to GHS in a registered direct offering, pursuant to which the GHS Purchase Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3 (File No. 333-253953), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2021, and was declared effective on March 22, 2021 (the “Shelf Registration Statement”). A prospectus supplement for the Offering was filed on November 4, 2022 and is available on the SEC’s web site at http://www.sec.gov.

The GHS Purchase Agreement contains customary representations, warranties and agreements by the Company and GHS, customary conditions to closing, indemnification obligations of the parties, including for liabilities under the Securities Act and other obligations of the parties.

Further, pursuant to the terms of the GHS Purchase Agreement, from November 4, 2022 until the date that is the later of (i) the closing of the transactions whereby Yotta Merger Sub, Inc. will merge with and into the Company, with the Company as the surviving company (the “Merger”); and (ii) the 12 month anniversary of the first delivery of GHS Purchase Shares, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), GHS shall have the right to participate in any financing, up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. Following the Merger, the Participation Maximum shall be 50% of the Subsequent Financing.

The foregoing description of the GHS Purchase Agreement is qualified in its entirety by reference to the full text of such GHS Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”), and which is incorporated herein in its entirety by reference. The Company is filing the opinion of its counsel, Lucosky Brookman LLP, relating to the legality of the issuance and sale of the GHS Purchase Shares as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Shelf Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Lucosky Brookman LLP

10.1#	Purchase Agreement, dated as of November 4, 2022, by and between the Company and GHS Investments LLC

23.1	Consent of Lucosky Brookman LLP (contained in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Date: November 8, 2022	By:	/s/ Gerald Easterling
	Name:	Gerald Easterling
	Title:	Chief Executive Officer